Exhibit 10.90

AMENDMENT TO WARRANTS

This Amendment to Warrants (this “Amendment”), dated as of January 8, 2016 (the “Effective Date”), is by and between American Power Group Corporation, a Delaware corporation (the “Company”), and the party identified on the signature page to this Amendment (the “Holder”).

WHEREAS, the Company has issued one or more Warrants to the Holder prior to the date hereof;

WHEREAS, the Company and certain purchasers (the “Purchasers”) are parties to that certain Securities Purchase Agreement dated as of the Effective Date (the “Purchase Agreement”), pursuant to which the Purchasers have purchased or will purchase the Company’s Series D Convertible Preferred Stock (the “Shares”);

WHEREAS, it is a condition to the Purchasers’ obligations to purchase the Shares that the Company and the holders of not less than 70% of the Series A Warrants and the holders of 100% of the Series B Warrants shall have executed and delivered this Amendment;

NOW, THEREFORE, in consideration of the foregoing and the mutual and dependent covenants hereinafter set forth, the parties hereto agree as follows:

1.	Definitions.

“Series A Warrants” means each of the Common Stock purchase warrants issued by the Company pursuant to that certain Securities Purchase Agreement dated as of April 30, 2012, together with any warrants issued upon the transfer or assignment thereof.

“Series B Warrants” means each of the Common Stock purchase warrants issued by the Company pursuant to that certain Securities Purchase Agreement dated as of November 26, 2014, together with any warrants issued upon the transfer or assignment thereof.

“Warrants” means the Series A Warrants and the Series B Warrants registered in the name of the Holder.

2.Amendment. Section 3(b) of each of the Warrants is hereby deleted in its entirety and is replaced with the phrase “Intentionally Omitted.”

3.No Other Amendments. All other provisions of the Warrants which are not inconsistent with this Amendment shall remain in full force and effect in accordance with their respective terms.

4.Jurisdiction. All questions concerning the construction, validity, enforcement and interpretation of this Amendment shall be determined in accordance with the provisions of the Warrants.

5.Execution. This Amendment may be executed in counterparts, which together shall constitute one agreement binding on both parties hereto notwithstanding that the parties have not signed the same counterpart.
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(Signature Pages Follow)

IN WITNESS WHEREOF, the Company has caused this Amendment to be executed by its officer thereunto duly authorized as of the date first above indicated.

AMERICAN POWER GROUP CORPORATION

By: /s/ Charles E. Coppa

Name: Charles E. Coppa

Title: Chief Financial Officer

[THE SIGNATURE PAGES TO THIS AMENDMENT TO THE AMERICAN POWER GROUP CORPORATION WARRANTS ARE ON FILE WITH AMERICAN POWER GROUP CORPORATION AND ARE INTENTIONALLY OMITTED]